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                                                                    EXHIBIT 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 33-48545) and on the Registration Statements on Form S-8 (File Nos. 33-52420, 33-8658 and 2-99919) and the related Prospectuses of The Allen Group Inc. of (a) our report dated February 16, 1994 on our audits of the consolidated financial statements of The Allen Group Inc. as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991, which report has been incorporated by reference in this Annual Report on Form 10-K from the 1993 Annual Report to Stockholders of The Allen Group Inc. (a copy of which is filed as Exhibit 13 to this Report) and appears on page 29 therein, and (b) our report dated February 16, 1994 on our audits of the financial statement schedule for the years ended December 31, 1993, 1992 and 1991 of The Allen Group Inc., which report appears on page 13 in this Annual Report on Form 10-K. We also consent to the references to our firm in the above mentioned Prospectuses under the caption "EXPERTS".




                                                      /s/ Coopers & Lybrand
                                                          COOPERS & LYBRAND





Cleveland, Ohio
March 28, 1994